UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 24, 2019
Date of Report (date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(855) 283-9237
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partnership Interests	PSXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 24, 2019, Phillips 66 Partners LP (“PSXP”) entered into a Partnership Interests Restructuring Agreement  (the “Agreement”) with Phillips 66 Partners GP LLC (the “General Partner”), the general partner of PSXP and an indirect wholly owned subsidiary of Phillips 66 (the “Company”), pursuant to which all of the incentive distribution rights representing limited partner interests in PSXP (the “IDRs”) will be cancelled and the economic general partner interest in PSXP held by the General Partner, which is represented by general partner units, will be converted into a non-economic general partner interest in PSXP in exchange for an aggregate of 101,000,000 PSXP common units to be issued to the General Partner or its affiliates (together, the “IDR Restructuring”).

Subject to the terms and conditions of the Agreement, simultaneously with the closing of the IDR Restructuring, the General Partner will amend and restate the Second Amended and Restated Agreement of Limited Partnership of PSXP, dated as of October 6, 2017, to reflect the IDR Restructuring.

The Agreement contains representations, warranties and covenants considered customary for an agreement of this type. The closing of the IDR Restructuring is expected to occur on August 1, 2019, subject to customary closing conditions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The terms of the Agreement were approved on behalf of PSXP by the conflicts committee and the board of directors of the General Partner. The conflicts committee, which is comprised of independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the IDR Restructuring.

Relationships

The General Partner manages PSXP’s operations and activities through the General Partner’s officers and directors. Certain individuals serve as officers and/or directors of the Company and the General Partner. Prior to giving effect to the PSXP common units to be issued to the General Partner or its affiliates pursuant to the IDR Restructuring, the Company indirectly owns 68,760,137 PSXP common units, representing approximately 55% of the PSXP common units issued and outstanding as of July 24, 2019. Through its ownership of the General Partner, the Company also indirectly owns all of the IDRs as well as 2,480,051 general partner units, representing an approximately 2% general partner interest in the General Partner.

Item 3.02     Unregistered Sales of Equity Securities.

The description in Item 1.01 above of PSXP’s agreement to issue PSXP common units to the General Partner and its affiliates in connection with the IDR Restructuring is incorporated into this Item 3.02 by reference, insofar as such information relates to the sale of unregistered equity securities. The sale and issuance of the PSXP common units in connection with the IDR Restructuring will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01    Regulation FD Disclosure.

On July 26, 2019, the Company and PSXP issued a joint press release announcing the execution of the Agreement. Additionally, PSXP included slides in its second quarter 2019 earnings presentation summarizing key aspects of the IDR Restructuring. Copies of the press release and the slides are being furnished herewith as Exhibit 99.1 and 99.2, respectively.

The information provided in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Partnership Interests Restructuring Agreement, dated as of July 24, 2019, by and between Phillips 66 Partners LP and Phillips 66 Partners GP LLC
99.1	Joint Press Release of Phillips 66 and Phillips 66 Partners issued July 26, 2019
99.2	Investor Slides from Phillips 66 Partners second quarter 2019 earnings call held on July 26, 2019
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: July 26, 2019	By:	/s/ Rosy Zuklic
Rosy Zuklic Vice President and Chief Operating Officer